Exhibit 99.1
AVERY DENNISON ANNOUNCES
SECOND QUARTER 2009 RESULTS
AND REDUCES QUARTERLY DIVIDEND
Dividend Action Taken to Focus on Reducing Debt and Managing Cost
of Credit in Light of Continued Economic Uncertainty
     PASADENA, Calif. — July 30, 2009 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary second quarter 2009 results. The Company also announced that it reduced its quarterly dividend from $0.41 to $0.20 per share.
     All non-GAAP terms are reconciled to GAAP in the attached tables.

Second Quarter Financial Summary — Preliminary
($ millions, except per share amounts)

	Q2	Q2	% Change vs. P/Y
	2009	2008	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$793.6	$979.9	-19%	-10%
Retail Information Services	331.5	438.2	-24%	-20%
Office and Consumer Products	216.9	255.4	-15%	-11%
Other specialty converting businesses	113.4	155.4	-27%	-22%

Total net sales	$1,455.4	$1,828.9	-20%	-14%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2009	2008	% Change	2009	2008	2009	2008	% Change	2009	2008
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$50.6	$82.4	-39%	6.4%	8.4%	$64.4	$82.9	-22%	8.1%	8.5%
Retail Information Services	(5.9)	20.3	-129%	-1.8%	4.6%	(0.8)	31.6	-103%	-0.2%	7.2%
Office and Consumer Products	34.5	40.7	-15%	15.9%	15.9%	37.5	44.9	-16%	17.3%	17.6%
Other specialty converting businesses	(10.4)	5.8	-279%	-9.2%	3.7%	(2.7)	5.8	-147%	-2.4%	3.7%
Corporate expense	(8.2)	(5.7)				(8.2)	(10.2)

Total operating income before interest and taxes	$60.6	$143.5	-58%	4.2%	7.8%	$90.2	$155.0	-42%	6.2%	8.5%

Interest expense	20.4	29.3				20.4	29.3

Income from operations before taxes	$40.2	$114.2	-65%	2.8%	6.2%	$69.8	$125.7	-44%	4.8%	6.9%

Provision for income taxes	$0.4	$21.8				$10.5	$23.6

Net income	$39.8	$92.4	-57%	2.7%	5.1%	$59.3	$102.1	-42%	4.1%	5.6%

Net income per common share, assuming dilution	$0.38	$0.93	-59%			$0.56	$1.03	-46%

						2009	2008
YTD Free Cash Flow (c)						$87.5	$99.6

a)	Percentage change in sales before the impact of acquisitions and foreign currency translation

b)	Excludes restructuring and asset impairment charges, transition costs associated with acquisition integrations, and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).
     “The Board is committed to paying a dividend, and its decision to reduce the dividend was not taken lightly,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “However, the possibility of continued poor market conditions beyond 2009, along with increased pension funding requirements, compels us to take precautionary action. Our greatest responsibility during economic uncertainty is to ensure that the Company remains healthy, vibrant, and strong for the future.”
     “The size of the dividend reduction reflects a combination of the Company’s near-term debt reduction target, as well as our target to pay a cash dividend of 40 to 50 percent of normalized earnings over time,” Scarborough said. “When our outlook improves, we expect to raise the dividend in line with this target.”
     “The decline in sales and profits in the second quarter reflects the continuation of a very challenging macroeconomic environment, particularly in the retail sector,” Scarborough said. “I’m pleased that we maintained our gross margin in light of a substantial decline in volume. This is the result of fixed-cost reductions and pricing discipline. These actions, plus continued investment in growth initiatives, position the Company for strong profit growth when volumes improve.”
     For more details on the Company’s results for the quarter, see the Company’s Supplemental Presentation Materials, “Second Quarter 2009 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
Second Quarter, 2009 Results by Segment
     All references to sales reflect comparisons on an organic basis, which exclude the impact of acquisitions and foreign currency translation.
Pressure-sensitive Materials (PSM)
•	Roll Materials sales declined in every region except Asia, reflecting weakness in end-markets. Sales were particularly soft in the more economically sensitive Graphics and Reflective Products division.

•	The decline in operating margin reflected reduced fixed-cost leverage that more than offset pricing, productivity, and restructuring actions. However,

these actions drove improvement in the segment’s sequential operating margin from 5.9% to 8.1%.
Retail Information Services (RIS)
•	The decline in sales primarily reflected reduced demand for apparel in the U.S. and in Europe, and retailers’ continued focus on inventory reduction.

•	The decline in operating margin reflected reduced fixed-cost leverage that more than offset restructuring and productivity actions.

•	The Company is currently implementing aggressive restructuring actions to reduce fixed costs in light of current market conditions, while introducing new products and improving value added services to increase its share of this large market.
Office and Consumer Products (OCP)
•	The decline in sales reflected weak end-market demand, led by slower corporate purchase activity.

•	Productivity improvements and restructuring actions, as well as pricing, offset most of the impact on operating margin of reduced fixed-cost leverage.
Other specialty converting businesses
•	The decline in sales is primarily attributable to lower volume in products sold to the automotive, housing, and construction industries.

•	The decline in operating margin reflected reduced fixed-cost leverage more than offsetting restructuring and productivity improvements.

•	The Company is currently implementing significant restructuring measures in these businesses to reduce fixed costs in light of current market conditions.
Consolidated Items and Actions
•	In the fourth quarter of 2008, the Company began a restructuring program expected to reduce costs across all segments of the business. The Company has expanded its actions to reduce fixed costs, now targeting in excess of $160 million in annualized savings by mid-2010 (estimating $75 million benefit, net of transition costs, in 2009). The Company estimates that it will incur approximately $130 million of total restructuring charges associated with these actions, with the majority to be incurred in 2009. In addition to the savings from these new actions, the Company expects approximately $40 million of carryover savings from previously implemented actions.

At the end of the second quarter of 2009, the Company achieved run-rate savings representing approximately 50% of its restructuring target.

•	The Company’s adjusted tax rate was 15% in the second quarter of 2009. The ongoing annual tax rate is expected to be in the low 20% range, varying significantly from quarter to quarter.

•	As previously announced, in the first quarter of 2009 the Company commenced an interim goodwill impairment test that resulted in a non-cash impairment charge of $832 million. In the second quarter of 2009, the

Company completed this goodwill impairment test with no additional charges incurred.
           Avery Dennison is a recognized industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide. The Company’s products include pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; RFID inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications. A FORTUNE 500 Company with sales of $6.7 billion in 2008, Avery Dennison is based in Pasadena, California and has more than 32,000 employees in over 60 countries. For more information, visit www.averydennison.com.
#     #     #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including a previous government investigation into industry competitive practices, and any related proceedings or lawsuits pertaining thereto or to the subject matter thereof related to the concluded investigation by the U.S. Department of Justice (“DOJ”) (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; impairment of capitalized assets, including goodwill and other intangibles; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products and on the carrying value of its assets; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (4) the impact of an increase in costs associated with the Company’s debt; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s most recent Form 10-K, filed on February 25, 2009, with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the
Second Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 4, 2009	Jun. 28, 2008	Jul. 4, 2009	Jun. 28, 2008
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)

Net sales	$1,455.4	$1,828.9	$2,881.6	$3,474.1
Cost of products sold	1,065.1	1,338.6	2,146.2	2,559.8

Gross profit	390.3	490.3	735.4	914.3
Marketing, general & administrative expense	300.1	341.0	604.3	669.0
Goodwill and indefinite-lived intangible asset impairment charges	—	—	832.0	—
Interest expense	20.4	29.3	47.9	58.8
Other expense, net (1)	29.6	5.8	126.9	11.4

Income (loss) from operations before taxes	40.2	114.2	(875.7)	175.1
Provision for (benefit from) income taxes	0.4	21.8	(16.6)	14.3

Net income (loss)	$39.8	$92.4	$(859.1)	$160.8

Per share amounts:

Net income (loss) per common share, assuming dilution	$0.38	$0.93	$(8.41)	$1.62

Average common shares outstanding, assuming dilution	105.7	98.9	102.2	98.9

Common shares outstanding at period end	105.1	98.5	105.1	98.5

(1)	Other expense for the second quarter of 2009 includes $29.6 of restructuring costs, asset impairment and lease cancellation charges.

Other expense, net, for the second quarter of 2008 includes $10.3 of restructuring costs, asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.

Other expense for 2009 YTD includes $68.7 of restructuring costs, asset impairment and lease cancellation charges, legal settlement costs of $37 and a loss of $21.2 from debt extinguishment.

Other expense, net, for 2008 YTD includes $15.9 of restructuring costs, asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, certain effects of acquisitions and related integration costs, loss from debt extinguishment, gains on sales of assets, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusts the full-year GAAP tax rate to exclude the tax rate effect of charges for goodwill and indefinite-lived intangible asset impairments to determine its anticipated adjusted non-GAAP tax rate to derive non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) and items that occur infrequently (e.g. loss from debt extinguishment) from calculations of the Company’s earnings and operating margin; (2) the exclusion of certain effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While certain items that the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 4, 2009	Jun. 28, 2008	Jul. 4, 2009	Jun. 28, 2008
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)
Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,455.4	$1,828.9	$2,881.6	$3,474.1

Income (loss) from operations before taxes	$40.2	$114.2	$(875.7)	$175.1

GAAP Operating Margin	2.8%	6.2%	(30.4%)	5.0%

Income (loss) from operations before taxes	$40.2	$114.2	$(875.7)	$175.1
Non-GAAP adjustments:
Restructuring costs	25.8	7.2	42.9	10.5
Asset impairment and lease cancellation charges	3.8	3.1	25.8	5.4
Loss from debt extinguishment	—	—	21.2	—
Legal settlement costs	—	—	37.0	—
Goodwill and indefinite-lived intangible asset impairment charges	—	—	832.0	—
Transition costs associated with acquisition integrations (1)	—	5.7	—	12.7
Other (2)	—	(4.5)	—	(4.5)
Interest expense	20.4	29.3	47.9	58.8

Adjusted non-GAAP operating income before taxes and interest expense	$90.2	$155.0	$131.1	$258.0

Adjusted Non-GAAP Operating Margin	6.2%	8.5%	4.5%	7.4%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income (loss)	$39.8	$92.4	$(859.1)	$160.8
Non-GAAP adjustments, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	812.6	—
All other (3)	19.5	9.7	117.2	20.2

Adjusted Non-GAAP Net Income	$59.3	$102.1	$70.7	$181.0

(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 4, 2009	Jun. 28, 2008	Jul. 4, 2009	Jun. 28, 2008
	(13 Weeks)	(13 Weeks)	(27 Weeks)	(26 Weeks)
Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income (loss) per common share, assuming dilution	$0.38	$0.93	$(8.41)	$1.62
Non-GAAP adjustments per share, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	7.95	—
All other (3)	0.18	0.10	1.15	0.21

Adjusted Non-GAAP income per common share, assuming dilution	$0.56	$1.03	$0.69	$1.83

Average common shares outstanding, assuming dilution	105.7	98.9	102.2	98.9

(1)	2008 QTD and YTD includes transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative expense.

(2)	2008 QTD and YTD includes a gain on sale of investments.

(3)	Reflects after tax effect on restructuring costs, asset impairment and lease cancellation charges, legal settlement costs, loss from debt extinguishment, transition costs associated with acquisition integrations and gain on sale of investments.

	(UNAUDITED)
	Six Months Ended
	Jul. 4, 2009	Jun. 28, 2008
	(27 Weeks)	(26 Weeks)

Reconciliation of GAAP to Non-GAAP Cash Flow:

Net cash provided by operating activities	$132.8	$188.7
Purchase of property, plant and equipment	(30.5)	(69.1)
Purchase of software and other deferred charges	(14.9)	(33.0)
Proceeds from sale of investments, net	0.1	13.0

Free Cash Flow	$87.5	$99.6

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009(1)	2008(2)	2009	2008
	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
Pressure-sensitive Materials	$793.6	$979.9	$50.6	$82.4	6.4%	8.4%
Retail Information Services	331.5	438.2	(5.9)	20.3	(1.8%)	4.6%
Office and Consumer Products	216.9	255.4	34.5	40.7	15.9%	15.9%
Other specialty converting businesses	113.4	155.4	(10.4)	5.8	(9.2%)	3.7%
Corporate Expense	N/A	N/A	(8.2)	(5.7)	N/A	N/A
Interest Expense	N/A	N/A	(20.4)	(29.3)	N/A	N/A

TOTAL FROM OPERATIONS	$1,455.4	$1,828.9	$40.2	$114.2	2.8%	6.2%

(1)	Operating income for the second quarter of 2009 includes $29.6 of restructuring costs, asset impairment and lease cancellation charges, of which the Pressure-sensitive Materials segment recorded $13.8, the Retail Information Services segment recorded $5.1, the Office and Consumer Products segment recorded $3 and the other specialty converting businesses recorded $7.7.

(2)	Operating income for the second quarter of 2008 includes $10.3 of restructuring costs, asset impairment and lease cancellation charges and $5.7 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $11.5, the Pressure-sensitive Materials segment recorded $.5, the Retail Information Services segment recorded $11.3, the Office and Consumer Products segment recorded $4.2 and Corporate recorded ($4.5).
Beginning 2009, the Company modified its approach to allocating Corporate costs to its operating segments to better reflect the costs required to support operations within segment results. Prior year amounts have been restated to conform with the new methodology.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009	2008
Pressure-sensitive Materials
Operating income, as reported	$50.6	$82.4	6.4%	8.4%
Non-GAAP adjustments:
Restructuring costs	13.4	0.2	1.7%	—
Asset impairment and lease cancellation charges	0.4	0.3	—	0.1%

Adjusted non-GAAP operating income	$64.4	$82.9	8.1%	8.5%

Retail Information Services
Operating (loss) income, as reported	$(5.9)	$20.3	(1.8%)	4.6%
Non-GAAP adjustments:
Restructuring costs	4.6	2.8	1.4%	0.6%
Asset impairment and lease cancellation charges	0.5	2.8	0.2%	0.7%
Transition costs associated with acquisition integrations	—	5.7	—	1.3%

Adjusted non-GAAP operating (loss) income	$(0.8)	$31.6	(0.2%)	7.2%

Office and Consumer Products
Operating income, as reported	$34.5	$40.7	15.9%	15.9%
Non-GAAP adjustments:
Restructuring costs	0.3	4.2	0.1%	1.7%
Asset impairment charges	2.7	—	1.3%	—

Adjusted non-GAAP operating income	$37.5	$44.9	17.3%	17.6%

Other specialty converting businesses
Operating (loss) income, as reported	$(10.4)	$5.8	(9.2%)	3.7%
Non-GAAP adjustments:
Restructuring costs	7.5	—	6.6%	—
Asset impairment charges	0.2	—	0.2%	—

Adjusted non-GAAP operating (loss) income	$(2.7)	$5.8	(2.4%)	3.7%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009(1)	2008(2)	2009	2008
	(27 weeks)	(26 weeks)	(27 weeks)	(26 weeks)	(27 weeks)	(26 weeks)
Pressure-sensitive Materials	$1,602.4	$1,899.5	$50.4	$154.2	3.1%	8.1%
Retail Information Services	647.5	810.2	(859.3)	16.6	(132.7%)	2.0%
Office and Consumer Products	401.3	449.8	57.9	62.6	14.4%	13.9%
Other specialty converting businesses	230.4	314.6	(37.9)	15.3	(16.4%)	4.9%
Corporate Expense	N/A	N/A	(38.9)	(14.8)	N/A	N/A
Interest Expense	N/A	N/A	(47.9)	(58.8)	N/A	N/A

TOTAL FROM OPERATIONS	$2,881.6	$3,474.1	$(875.7)	$175.1	(30.4%)	5.0%

(1)	Operating loss for 2009 includes $832 of goodwill and indefinite-lived intangible asset impairment charges, $68.7 of restructuring costs, asset impairment and lease cancellation charges, legal settlement costs of $37 and a loss of $21.2 from debt extinguishment; of the total $958.9, the Pressure-sensitive Materials segment recorded $61.9, the Retail Information Services segment recorded $846.7, the Office and Consumer Products segment recorded $5.7, the other specialty converting businesses recorded $23.4 and Corporate recorded $21.2.

(2)	Operating income for 2008 includes $15.9 of restructuring costs, asset impairment and lease cancellation charges and $12.7 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $24.1, the Pressure-sensitive Materials segment recorded $4.3, the Retail Information Services segment recorded $19.8, the Office and Consumer Products segment recorded $4.3, the other specialty converting businesses recorded $.2 and Corporate recorded ($4.5).
Beginning 2009, the Company modified its approach to allocating Corporate costs to its operating segments to better reflect the costs required to support operations within segment results. Prior year amounts have been restated to conform with the new methodology.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2009	2008	2009	2008
Pressure-sensitive Materials
Operating income, as reported	$50.4	$154.2	3.1%	8.1%
Non-GAAP adjustments:
Restructuring costs	21.0	1.7	1.3%	0.1%
Asset impairment and lease cancellation charges	3.9	2.6	0.3%	0.1%
Legal settlement costs	37.0	—	2.3%	—

Adjusted non-GAAP operating income	$112.3	$158.5	7.0%	8.3%

Retail Information Services
Operating (loss) income, as reported	$(859.3)	$16.6	(132.7%)	2.0%
Non-GAAP adjustments:
Restructuring costs	10.4	4.3	1.6%	0.5%
Asset impairment and lease cancellation charges	4.3	2.8	0.7%	0.4%
Transition costs associated with acquisition integrations	—	12.7	—	1.6%
Goodwill and indefinite-lived intangible asset impairment charges	832.0	—	128.5%	—

Adjusted non-GAAP operating (loss) income	$(12.6)	$36.4	(1.9%)	4.5%

Office and Consumer Products
Operating income, as reported	$57.9	$62.6	14.4%	13.9%
Non-GAAP adjustments:
Restructuring costs	1.2	4.3	0.3%	1.0%
Asset impairment charges	4.5	—	1.1%	—

Adjusted non-GAAP operating income	$63.6	$66.9	15.8%	14.9%

Other specialty converting businesses
Operating (loss) income, as reported	$(37.9)	$15.3	(16.4%)	4.9%
Non-GAAP adjustments:
Restructuring costs	10.3	0.2	4.4%	—
Asset impairment charges	13.1	—	5.7%	—

Adjusted non-GAAP operating (loss) income	$(14.5)	$15.5	(6.3%)	4.9%

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	Jul. 4, 2009	Jun. 28, 2008

Current assets:
Cash and cash equivalents	$91.9	$87.1
Trade accounts receivable, net	975.6	1,232.8
Inventories, net	518.4	679.1
Other current assets	208.2	302.0

Total current assets	1,794.1	2,301.0

Property, plant and equipment, net	1,404.0	1,618.2
Goodwill	940.0	1,825.4
Other intangibles resulting from business acquisitions, net	277.1	313.1
Non-current deferred and refundable income taxes	204.6	82.6
Other assets	423.4	557.5

	$5,043.2	$6,697.8

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$791.6	$825.8
Accounts payable	608.0	797.8
Other current liabilities	616.5	685.7

Total current liabilities	2,016.1	2,309.3

Long-term debt	1,134.9	1,545.4
Other long-term liabilities	690.9	644.0
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	623.1	723.7
Retained earnings	1,432.7	2,363.4
Accumulated other comprehensive (loss) income	(219.5)	195.3
Cost of unallocated ESOP shares	—	(3.8)
Employee stock benefit trusts	(188.3)	(345.4)
Treasury stock at cost	(570.8)	(858.2)

Total shareholders’ equity	1,201.3	2,199.1

	$5,043.2	$6,697.8

-more-

AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Six Months Ended
	Jul. 4, 2009	Jun. 28, 2008
	(27 Weeks)	(26 Weeks)

Operating Activities:
Net (loss) income	$(859.1)	$160.8

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	94.0	101.6
Amortization	38.6	37.0
Provision for doubtful accounts	9.5	8.2
Goodwill and indefinite-lived intangible asset impairment charges	832.0	—
Asset impairments and net loss on sale and disposal of assets	28.0	14.4
Loss from debt extinguishment	21.2	—
Stock-based compensation	13.2	16.9
Other non-cash expense and losses	12.1	—
Other non-cash income and gains	(7.2)	(17.2)

	182.3	321.7
Changes in assets and liabilities and other adjustments, net of the effect of business acquisitions	(49.5)	(133.0)

Net cash provided by operating activities	132.8	188.7

Investing Activities:
Purchase of property, plant and equipment	(30.5)	(69.1)
Purchase of software and other deferred charges	(14.9)	(33.0)
Payments for acquisitions	—	(125.0)
Proceeds from sale of investments, net	0.1	13.0
Other	(4.2)	5.1

Net cash used in investing activities	(49.5)	(209.0)

Financing Activities:
Net increase (decrease) in borrowings (maturities of 90 days or less)	65.4	(285.1)
Additional borrowings (maturities longer than 90 days)	—	400.1
Payments of debt (maturities longer than 90 days)	(73.4)	(0.3)
Dividends paid	(89.6)	(87.6)
Proceeds from exercise of stock options, net	0.2	1.9
Other	—	5.4

Net cash (used in) provided by financing activities	(97.4)	34.4

Effect of foreign currency translation on cash balances	0.5	1.5

(Decrease) increase in cash and cash equivalents	(13.6)	15.6

Cash and cash equivalents, beginning of year	105.5	71.5

Cash and cash equivalents, end of period	$91.9	$87.1

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